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                                                                     EXHIBIT (j)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated February 6, 2004 for the Van Kampen U.S. Mortgage Fund (formerly the Van Kampen U.S. Government Fund) in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen U.S. Government Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 37 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-89190) and in this Amendment No. 38 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3950).



                                            /S/  ERNST & YOUNG LLP
                                            ----------------------
                                                 ERNST & YOUNG LLP
Chicago, Illinois
April 21, 2004